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                                                                     Exhibit 8.2




                               September 6, 2001

Charles E. Smith Residential Realty, L.P.
c/o Charles E. Smith Residential Realty, Inc.
2345 Crystal Drive
Arlington, Virginia 22202

Charles E. Smith Residential Realty, Inc.
2345 Crystal Drive
Arlington, Virginia 22202

Ladies and Gentlemen:

     We have acted as counsel to Charles E. Smith Residential Realty, Inc. ("Smith Residential"), a Maryland corporation, and Charles E. Smith Residential Realty L.P. ("Smith Partnership"), a Delaware limited partnership, in connection with the execution and delivery of the Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of May 3, 2001, among Smith Residential, Smith Partnership, Archstone Communities Trust ("Archstone"), a Maryland real estate investment trust, and Archstone-Smith Trust ("Archstone-Smith"), a Maryland real estate investment trust, pursuant to which (i) Archstone will reorganize into an "umbrella partnership real estate investment trust," or "UPREIT" (the "Archstone Merger"), (ii) Smith Residential will merge with and into Archstone-Smith (the "Merger") and (iii) Smith Partnership will merge with and into Archstone (or an entity that is a wholly owned subsidiary of Archstone-Smith and into which Archstone will merge) (the "Partnership Merger"). This opinion letter is being furnished to you in connection with the registration statement on Form S-4 (File No. 333-64540) containing the consent solicitation statement of Smith Partnership and the prospectus of Archstone (the "Registration Statement"), filed with the Securities and Exchange Commission on July 3, 2001, as amended through the date hereof. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in the Agreement.

     In connection with the preparation of this opinion, we have examined and with your consent have relied upon (without any independent investigation or review thereof) the following documents (including all exhibits and schedules thereto): (1) the Agreement; (2) the Registration Statement; (3) representations and certifications as to factual matters made by Smith Residential and Smith
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Charles E. Smith Residential Realty L.P.
September 6, 2001
Page 2


Partnership to us and to Mayer, Brown & Platt, counsel to Archstone-Smith and Archstone, in a letter dated September 6, 2001 (the "Smith Residential Letter");
(4) representations and certifications as to factual matters made by Archstone-Smith and Archstone to us and to Mayer, Brown & Platt, counsel to Archstone-Smith and Archstone, in a letter dated September 6, 2001 (the "Archstone Letter"); (5) the opinion, dated on or about the date hereof, provided to Archstone-Smith by Mayer, Brown & Platt, counsel to Archstone and Archstone-Smith, to the effect that Archstone (or a wholly-owned of Archstone-Smith subsidiary into which Archstone will merge and then into which Smith-Partnership will merge) will be classified as a partnership or a disregarded entity for federal income tax purposes at the time of the partnership merger (the "Partnership Opinion"); (6) the Smith Residential Articles of Incorporation, as amended through the date hereof; (7) the Archstone-Smith Declaration of Trust, as amended through the date hereof; (8) the Smith Partnership Agreement, as amended through the date hereof; (9) the Archstone Declaration of Trust, as amended through the date hereof; and (10) a form of the Archstone Declaration of Trust to be adopted following the Partnership Merger attached as an exhibit to the Agreement. In addition, we have reviewed the opinion provided to Archstone-Smith by Mayer, Brown & Platt, counsel to Archstone and Archstone-Smith, with respect to the tax consequences of the Partnership Merger to Smith Partnership stockholders (the "Partnership Merger Tax Opinion").

                        Assumptions and Representations
                        -------------------------------

     In connection with rendering this opinion, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

     1. All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion letter is accurate and completely describes all material facts relevant to our opinion, and all copies are accurate and all signatures are genuine. We have also assumed that there has been (or will be by the Effective Time of the Partnership Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     2. All representations as to factual matters made in the Smith Residential Letter and the Archstone Letter are true, correct, and complete and will continue to be true correct and complete as of the Effective Time. Any
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Charles E. Smith Residential Realty L.P.
September 6, 2001
Page 3


representation or statement made in the Smith Residential Letter and the Archstone Letter "to the best of knowledge," "to the knowledge," or "to the actual knowledge" of any person(s) or party(ies) or similarly qualified is true, correct and complete as if made without such qualification.

     3. Commencing with the Election which will occur prior to the Partnership Merger, Archstone (of the wholly-owned entity into which Archstone will merge) will be treated as a partnership or a disregarded entity and not as a corporation or association taxable as a corporation.

     4. The Partnership Merger will be consummated in accordance with the applicable laws of Maryland and Delaware, the Agreement and as described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); each of Smith Partnership and Archstone will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury regulations thereunder; and the Agreement is valid and binding in accordance with its terms.

     5. The Partnership Opinion to the effect that Archstone (or the wholly-owned entity into which Archstone will merge) is classified as a partnership for federal income tax purposes has been concurrently delivered to Archstone-Smith and has not been withdrawn.

     6. The Partnership Merger Tax Opinion, stating an opinion substantially identical in form and substance to our opinion set forth in paragraph 2 below under the heading "Opinions," has been concurrently delivered to Archstone-Smith and has not been withdrawn.

                                    Opinions
                                    --------

     Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

     1. Smith Partnership is properly treated as a partnership for federal income tax purposes and not as a corporation or as an association taxable as a corporation, throughout the period from June 30, 1994, through the date hereof;

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Charles E. Smith Residential Realty L.P.
September 6, 2001
Page 4


     2. The Partnership Merger will not result in the recognition of taxable gain or loss at the time of the Partnership Merger to a Smith OP or Smith Preferred OP unitholder

     (i) who is a "U.S. person" (as defined for purposes of Sections 897 and 1445 of the Code);

     (ii) who does not exercise its unit redemption rights with respect to Archstone Class A-1 Shares under the Archstone Surviving Subsidiary Declaration of Trust on a date sooner than the date two years after the time for the Partnership Merger;

     (iii) who does not receive a cash distribution in connection with the Partnership Merger (or a deemed cash distribution resulting from relief or a deemed relief from liabilities, including as a result of the prepayment of certain indebtedness of Smith Partnership in connection with or following the Partnership Merger) in excess of such Smith Partnership unitholder's adjusted basis in its Smith Partnership units at the time of the Partnership Merger;

     (iv) who is not required to recognize gain by reason of the application of Section 707(a) of the Code and the Treasury regulations thereunder to the Partnership Merger, with the result that the Partnership Merger is treated as part of a "disguised sale" by reason of any transaction undertaken by Smith Partnership prior to or in connection with the Partnership Merger or any debt of Smith Partnership that is assumed or repaid in connection with the Partnership Merger; and

     (v) whose "at risk" amount does not fall below zero as a result of the Mergers.

     3. The discussion in the Registration Statement under the caption "FEDERAL INCOME TAX CONSEQUENCES" sets forth the material federal income tax consequences to a Smith Partnership unitholder as a result of the Partnership Merger.
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Charles E. Smith Residential Realty L.P.
September 6, 2001
Page 5

     In addition, based upon, subject to and limited by the assumptions and qualifications set forth herein, we confirm our opinions described under the caption "FEDERAL INCOME TAX CONSEQUENCES" in the Registration Statement.

                           *      *     *     *     *

     In addition to the assumptions set forth above, our opinions are subject to the exceptions, limitations and qualifications set forth below:

    1. These opinions represent and are based upon our best judgment regarding the application of relevant current provisions of the Code and Treasury regulations and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS") in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Neither Smith Partnership nor Archstone has requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in these opinions. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinions expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

     2. This letter addresses only the specific tax opinions set forth above. This letter does not address any other federal, state, local or foreign tax consequences that may result from the Partnership Merger or any other transaction (including the Merger, Archstone Merger or any other transaction undertaken in connection with the Merger, the Partnership Merger or the Archstone Merger).

     3. We express no opinion regarding, among other things, the tax consequences of the Partnership Merger (including the opinion set forth above) as applied to specific Smith Partnership unitholders that may be relevant to particular Smith Partnership unitholders depending on their specific circumstances (including whether any of the circumstances described in clauses
(iii), (iv) or (v) under Opinion

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Charles E. Smith Residential Realty L.P.
September 6, 2001
Page 6

2 will be considered to occur with respect to any particular Smith Partnership unitholder or other considerations that may be relevant to Smith Partnership unitholders who are subject to special rules, such as dealers in securities, corporate unitholders subject to the alternative minimum tax, foreign persons, and holders of units acquired upon exercise of unit option or in other compensatory transactions). Moreover, we express no opinion regarding the effectiveness of guarantees of indebtedness or deficit restoration obligations entered into by Smith Partnership unitholders to defer any taxable gain that such unitholders would recognize at the time of the Partnership Merger or thereafter. Furthermore, as discussed in the Registration Statement under the caption "FEDERAL INCOME TAX CONSEQUENCES--Effect of Subsequent Events," a variety of subsequent events and transactions could cause some or all of the former Smith Partnership unitholders to recognize all or part of the taxable gain that otherwise has been deferred through the Partnership Merger. This opinion letter does not address the tax consequences to the Smith Partnership unitholders of such future events and transactions.

     4. Our opinions set forth herein are based upon the description of the contemplated transactions as set forth in the Agreement and the sections of the Registration Statement captioned "THE MERGERS" and "THE MERGER AGREEMENT." If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinions may become inapplicable. No opinion is expressed as to the Partnership Merger if the transactions described in the Agreement and the sections of the Registration Statement captioned "THE MERGERS" and "THE MERGER AGREEMENT" are not consummated in accordance therewith and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue these opinions is incorrect, our opinions might be adversely affected and may not be relied upon.

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Charles E. Smith Residential Realty L.P.
September 6, 2001
Page 7

     This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We hereby consent to the filing of this opinion letter as Exhibit 8.2 to the Registration Statement and to the use of our name in the Registration Statement under the captions "LEGAL MATTERS," "FEDERAL INCOME TAX CONSEQUENCES." In giving such consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Sincerely yours,



                                    /s/ HOGAN & HARTSON L.L.P.